EXHIBIT 10.22


                              INVESTMENT AGREEMENT


     THIS AGREEMENT is entered into as of October 3, 2001, between Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company"), and Medtronic Asset Management, Inc., a Minnesota corporation ("MAMI") and Medtronic, Inc., a Minnesota corporation.


                                    RECITALS:

     A. The Company desires to issue and sell to MAMI, and MAMI desires to purchase shares of the Company's Common Stock, $0.01 par value per share, on the terms and subject to the conditions set forth in this Agreement (the "Shares").

     B. As a condition to MAMI's investment described above, the Company is willing to grant Medtronic, Inc. certain rights as set forth in this Agreement and in the License Agreement being entered into simultaneously herewith.


                                   AGREEMENTS:

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1  Specific Definitions. As used in this Agreement, the following terms
          --------------------
shall have the meanings set forth or as referenced below:

          "Affiliate" of a specified person means a person that directly, or
           ---------
     indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation. Notwithstanding anything to the contrary contained herein, the Dermagraft Joint Venture, the NeoCyte Joint Venture, ATS Orthopedics, Inc., ATS Dermagraft, Inc., Segenix, Inc. and DermEquip, LLC shall not be deemed an Affiliate of the Company (collectively, the "Excluded Affiliates").

          "Agreement" means this Agreement and all Exhibits hereto.
           ---------

          "Change of Control" means any transaction or series of related
           -----------------
     transactions (including, without limitation, any reorganization, merger or consolidation) in which more than 50 percent (50%) of the Company's outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company's assets.

          "Closing" has the meaning given to such term in Section 2.2.
           -------

          "Closing Price" means the average (rounded to the nearest whole cent,
           -------------
     with the cents rounded up if the third decimal place is 5 or more) of the "Daily Market Price" of the Company's Common Stock for the 12 consecutive Nasdaq trading days ending on and including October 2, 2001, appropriately adjusted for any stock splits or stock dividends during such period. The "Daily Market Price" shall equal the closing sale price (rounded to the nearest whole cent) of the Company's Common Stock for such trading day as reported in the West Coast Edition of the Wall Street Journal.

          "Common Stock" means shares of the Company's voting common stock,
           ------------
     $0.01 par value.

          "Company" has the meaning given to such term in the introduction.
           -------

          "Company Subsidiaries" means ATS Orthopedics, Inc., a California
           --------------------
     corporation, ATS Dermagraft, Inc., a California corporation, Segenix, Inc., a Delaware corporation, and DermEquip, L.L.C., a Delaware limited liability company.

          "Confidential Information" means discoveries, ideas, technology,
           ------------------------
     know-how, trade secrets, inventions (whether or not patentable), processes, formulas, techniques, methodologies, drawings and designs, and unpublished information or other material nonpublic information disclosed (whether before or during the term of this Agreement) by one of the parties (the "Disclosing Party") to the other party (the "Receiving Party") or generated under this Agreement, excluding information that:

          (a) was already in the possession of the Receiving Party prior to its receipt from the Disclosing Party (provided that the Receiving Party is able to provide the Disclosing Party with reasonable documentary proof thereof);

          (b) is or becomes part of the public domain by reason of acts not attributable to the Receiving Party;

          (c) is or becomes available to the Receiving Party from a source other than the Disclosing Party which source, to the Receiving Party's Knowledge, has rightfully obtained such information and has no obligation of nondisclosure or confidentiality to the Disclosing Party with respect thereto; or

          (d) has been independently developed by the Receiving Party without breach of this Agreement or use of any Confidential Information of the other party.

All Confidential Information disclosed by one party to the other under this Agreement shall be in writing and bear a legend "Proprietary," "Confidential" or words of similar import or, if disclosed in any manner other than writing, shall be preceded by an oral statement indicating that the information is proprietary or confidential, and shall be followed by transmittal of a


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


reasonably detailed written summary of the information provided to the Receiving Party with identification as Confidential Information designated as above within 30 days.

          "Contracting Party" means any person or entity that is neither (i) a
           -----------------
     party to this Agreement nor (ii) an Affiliate or subsidiary of a party to this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
     and all rules and regulations promulgated thereunder.

          "FDA" means the United States Food and Drug Administration.
           ---

          "Intellectual Property" means Patents and Know-How.
           ---------------------

          "Know-How" means all data, technical information, know-how, trade
           --------
     secrets and inventions owned by or licensed as of the date hereof other than inventions covered by the Patent Rights.

          "Knowledge" means actual knowledge of a fact. The Knowledge of the
           ---------
     Company shall include the Knowledge of the Company's directors and officers.

          "License Agreement" means the License Agreement between Medtronic,
           -----------------
     Inc. and the Company of even date herewith.

          "Liens" means liens, mortgages, charges, security interests, claims,
           -----
     voting trusts, pledges, encumbrances, options, assessments or restrictions of any nature.

          "Material Adverse Effect" means an effect that is reasonably expected
           -----------------------
     to be materially adverse to (a) the business, operations, assets or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, or (b) the ability of the Company or any Company Subsidiary to perform its obligations under this Agreement and the License Agreement or any other agreement or instrument to be entered into in connection with this Agreement.

          "Medtronic" means Medtronic Asset Management, Inc. and its Affiliates,
           ---------
     including without limitation Medtronic, Inc.

          "Medtronic Areas of Interest" means the areas of cardiovascular
           ---------------------------
     (excluding the tissue-engineered vascular graft) (the "Cardiovascular Area"), endocrine, neurological and spinal.

          "Patents" and "Patent Rights" means (a) any U.S. and foreign patents
           -------       -------------
     and patent applications now owned by or licensed as of the date hereof, together with any patents that may issue therefrom, (b) all continuation, divisional, reissue, re-examination and substitution applications that may be filed based on the foregoing referenced patents or patent applications, together with any patents that may issue therefrom, and (c) all foreign applications that may be filed based upon the foregoing referenced U.S. patents and patent applications, together with all patents which may issue based thereon.

          "Purchase Price" has the meaning given to such term in Section 2.1
           --------------

          "SEC" shall mean the United States Securities and Exchange Commission
           ---
     or any other federal agency at the time administering the Securities Act or the Exchange Act.

          "SEC Documents" means the following documents filed with the SEC: (i)
           -------------
     the Company's Annual Report filed on Form 10-K for the year ended December 31, 2000 as filed on March 28, 2001, (ii) the Company's Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2001 as filed on May 10, 2001, (iii) the Company's Quarterly Report filed on Form 10-Q for the quarter ended June 30, 2001 as filed on August 14, 2001 and (iv) the Company's Proxy Statement filed on Form 14-A dated April 9, 2001.

          "Securities Act" means the Securities Act of 1933, as amended, and all
           --------------
     rules and regulations promulgated thereunder.

          "Shares" has the meaning set forth in the recitals.
           ------

          "Study" means a study in a large animal model designed to evaluate the
           -----
     link between growth of new blood vessels and improved cardiac function.

     1.2  Definitional Provisions.

          (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

          (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c) References to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to or referenced in this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

          (d) The term "person" includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

          (e) The term "dollars" or "$" shall refer to the currency of the United States of America.

                                   ARTICLE 2
                    PURCHASE OF SHARES; ADDITIONAL AGREEMENTS

     2.1  Purchase of Shares. Subject to the terms and conditions hereof, at the
          ------------------
Closing, the Company shall sell, issue and deliver to MAMI, and MAMI shall purchase from the


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


Company that number of Shares as shall equal the quotient of Twenty Million Dollars ($20,000,000)(the "Purchase Price") divided by the Closing Price.

     2.2  The Closing. The closing of the purchase of the Shares and the other
          -----------
transactions contemplated by this Agreement (the "Closing") shall take place at such time and date and in such location and manner (e.g., by telecopy exchange of executed signature pages with originals to follow by overnight courier) as the parties mutually agree. At Closing, MAMI shall deliver to the Company, by wire transfer to an account designated by the Company, the Purchase Price, and the Company shall deliver to MAMI a certificate or certificates registered in the name of MAMI representing the Shares.

     2.3  Purchase Price Protection. The Company will not, for ninety (90) days
          -------------------------
after the Closing without adjusting the Closing Price hereunder accordingly, sell (x) shares of Common Stock at a price per share of less than the Closing Price, or (y) rights, options, instruments or warrants to purchase Common Stock and securities of the Company that are or may become convertible into Common Stock ("Convertible Securities") at a conversion or exercise price per share less than the Closing Price; except for (i) shares sold or issued upon conversion, exercise or triggering of currently outstanding securities or rights; (ii) the sale or issuance of securities, rights, options or warrants to purchase securities of the Company under any plan, agreement or arrangement applicable to employees, directors or consultants; (iii) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock; (iv) securities issued upon conversion of or with respect to preferred stock of the Company; (v) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company owns not less than 51% of the voting power of such other corporation and (vii) securities issued following the date hereof in connection with licensing, sponsored research, equipment leasing, equipment financing, corporate partnering or any strategic partner transactions. In the event that, except as provided herein, the Company shall, during the period ending ninety (90) days after the Closing, sell any shares of Common Stock or any instruments that can be converted into or otherwise exchanged for Common Stock (the "Subsequent Sale") exercisable at a price per share (the "Subsequent Purchase Price") of less than the Closing Price per share, the Company shall within ten (10) business days of the Subsequent Sale, pay MAMI, at the Company's option, in either cash or additional shares of Common Stock the amount set forth in this Section 2.3. If the Company elects to pay in cash, the cash amount shall equal the number of Shares times the difference between the Closing Price and the Subsequent Purchase Price (the "Cash Amount"). If the Company elects to pay in Common Stock, the number of shares of Common Stock shall equal the Cash Amount divided by the Subsequent Purchase Price rounded to the nearest whole share. If the Company issues Common Stock or Convertible Securities for consideration other than cash, the fair market value of any such non-cash consideration for purposes of this Section 2.3 shall be determined in good faith by the Board of Directors of the Company.

     2.4  Right to Purchase Additional Shares.
          -----------------------------------

          (a) In the event of an issuance of New Securities (as defined below), the Company agrees to exercise commercially reasonable efforts to permit MAMI to purchase all or part of its pro rata share of any New Securities that the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below; provided that, the Board of Directors of the Company reasonably determines that such right to purchase does not jeopardize the success of the respective placement of New Securities. MAMI's pro rata share, for purposes of this Section 2.4, shall equal a fraction, the numerator of which is the number of issued and outstanding shares of Common Stock held by MAMI immediately prior to the issuance of such New Securities, and the denominator of which is the total number of shares of Common Stock then issued and outstanding (including any rights, options or warrants to purchase Common Stock and securities of the Company that are or may become convertible into Common Stock) immediately prior to the issuance of such New Securities.

          (b) "New Securities" shall mean any Common Stock, any rights, options or warrants to purchase Common Stock and securities of the Company that are or may become convertible into Common Stock; provided, however, that the
                                                  -----------------
     term "New Securities" does not include (i) shares of Common Stock issuable upon conversion, exercise or triggering of currently outstanding securities or rights; (ii) the sale or issuance of securities, rights, options or warrants to purchase securities of the Company under any plan, agreement or arrangement applicable to employees, directors or consultants; (iii) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock; (iv) securities issued upon conversion of or with respect to preferred stock of the Company; (v) securities offered pursuant to a registration statement filed under the Securities Act; (vi) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company owns not less than 51% of the voting power of such other corporation; (vii) securities issued following the date hereof in connection with licensing, sponsored research, equipment leasing, equipment financing, corporate partnering or any strategic partner transactions.

          (c) Unless the Board of Directors of the Company reasonably determines that MAMI's participation as described in Section 2.4(a) above would jeopardize the success of the respective placement of New Securities, the Company shall give MAMI written notice of such issuance (the "Issuance Notice") no later than ten (10) business days following the date of the issuance, describing the type and number of New Securities issued or proposed to be issued, the number of New Securities up to which MAMI may elect to purchase, the price thereof and the general terms of the issuance and the closing date or proposed closing date of the issuance. Within ten
     (10) business days after the Issuance Notice, MAMI may elect to purchase, at the price and on the terms specified in the Issuance Notice, up to the number of New Securities set forth in the Issuance Notice by delivering to the Company notice of the number of securities to be purchased and full payment for such securities.

          (d) In the event that the price or material terms upon which the Company offers, sells or otherwise issues New Securities or the number of New Securities to be issued changes for any reason (other than including the issuance of shares to MAMI) after the Issuance Notice is delivered to MAMI, the Company shall promptly provide a revised issuance notice to MAMI reflecting such change(s).

          (e) If the Company issues or proposes to issue any New Securities for consideration other than cash, MAMI may purchase New Securities pursuant to the terms hereof for cash at a per share purchase price equal to the face amount of any cash received for such New Securities plus the fair market value of the non-cash consideration expressly received for such New Securities divided by the number of New Securities to be issued. The fair market value of any such non-cash consideration shall be determined in good faith by the Board of Directors of the Company.

          (f) The rights and obligations of MAMI under this Section 2.4 shall not be assignable.

          (g) Notwithstanding anything to the contrary in this Section 2.4, the provisions of this Section 2.4 shall be of no further force and effect upon the earlier to occur of any of the following: (i) the consummation of a Change of Control, (ii) Medtronic ceases to own at least 2-1/2% of the Common Stock of the Company on a fully-diluted basis, after the date of the Closing, or (iii) seven years from the date of the Closing.

     2.5  Rights of First Offer/First Negotiation.
          ---------------------------------------

          (a) For the purposes of this Section 2.5, a "Proposed Transaction" shall mean any research, development, manufacturing, original equipment manufacturing, licensing, distribution, marketing, sales representative, supply, sale or other transaction, arrangement, or agreement whereby a Contracting Party would obtain rights to develop and/or commercialize any of the tissue-engineered products or technologies of the Company, including such products and technologies incorporating or utilizing Intellectual Property of the Company, that are within the Medtronic Areas of Interest, except for (i) the Company's epicardial angiogenesis patch, for which the rights and obligations thereto shall be governed by Section 2.6 below and
     (ii) except when such Proposed Transaction would take place in connection with a Change of Control.

          (b) In the event that:

               (i) the Company receives a bona fide offer from a Contracting Party that it would consider accepting regarding a Proposed Transaction, or

               (ii) the Company determines that it wishes to explore the possibility of entering into a Proposed Transaction (including, without limitation, a determination to seek indications of interest with respect to such a transaction or agreement), then the Company shall, within 10 days after such event, notify Medtronic, Inc. in writing of the Company's receipt of such offer described in clause
     (i) above or the Company's determination described in clause (ii) above (the "Company's Notice"). The Company's Notice shall set forth, as applicable, the material terms and provisions of such offer described in clause (i) above or, in the case of a determination described in clause
     (ii) above, the material terms and provisions upon which the Company would be willing to enter into any such transaction with Medtronic, Inc.

          (c) During the 45-day period following Medtronic, Inc.'s receipt of the Company's Notice with respect to any Proposed Transaction (the "Exclusive Period"), the Company shall negotiate in good faith exclusively with Medtronic, Inc. regarding the entry into the Proposed Transaction with Medtronic, Inc. During the Exclusive Period, the Company will not solicit offers from, negotiate with, or provide information to any Contracting Party regarding a Proposed Transaction.

          (d) If Medtronic, Inc. and the Company fail to reach a mutual agreement upon the terms and provisions of the Proposed Transaction during the Exclusive Period, then the Company shall have 120 days from the expiration of the Exclusive Period in which to negotiate and enter into definitive agreements for the Proposed Transaction with the Contracting Party whose bona fide offer was described in the Company's Notice (with respect to a Proposed Transaction described in paragraph (b)(i) above) or with any Contracting Party (with respect to a Proposed Transaction described in paragraph (b)(ii) above); provided, however, that the Company shall not enter into definitive agreements with any such Contracting Party with respect to such Proposed Transaction unless the terms and provisions thereof are, in the aggregate, equal to or more favorable to the Company than the material terms set forth in the Company's Notice and more favorable to the Company than the final terms and provisions proposed by Medtronic, Inc. during the Exclusive Period, if any. If the Company fails to enter into definitive agreements with respect to such Proposed Transaction within such 120-day period, then Medtronic, Inc.'s rights under this Section 2.5 shall be reinstated and the Company may not enter into such Proposed Transaction without first giving Medtronic, Inc. a new Company's Notice and complying with the terms of this Section 2.5.

     2.6  Epicardial Angiogenesis Patch.
          -----------------------------

          (a) The Company is prohibited from soliciting offers from, negotiating with or providing information to any Contracting Party regarding any transaction, agreement, or other arrangement involving the research, development, licensing, or commercialization with respect to the Company's epicardial angiogenesis patch products and technologies, except in connection with a Change of Control (an "EAP Transaction") until the Company has completed the Study and has complied with the provisions set forth in paragraphs (b) and (c) of this Section 2.6.

          (b) Upon completion of the Study, the Company shall, within 10 days after such event, notify Medtronic, Inc. in writing of the Company's completion of the Study (the "Study Completion Notice"). During the 45-day period following Medtronic, Inc.'s receipt of the Study Completion Notice (the "EAP Exclusive Period"), the Company shall negotiate exclusively with Medtronic, Inc. regarding the entry into an EAP Transaction with Medtronic, Inc. During the EAP Exclusive Period, the Company will not solicit offers from, negotiate with, or provide information to any Contracting Party regarding an EAP Transaction. If Medtronic, Inc. and the Company fail to reach a mutual agreement upon the terms and provisions of an EAP Transaction during the EAP Exclusive Period, then the Company shall be free, subject to the provisions of paragraph (c), to solicit offers from, negotiate with, or provide information to any Contracting Party regarding an EAP Transaction.

          (c) Subject to the provisions of paragraphs (a) and (b) of this
     Section 2.6, if the Company receives a bona fide offer from a Contracting Party regarding an EAP Transaction that the Company is willing to accept ("Contracting Party EAP Offer"), then the Company shall, within 10 days after the receipt of such Contracting Party EAP Offer, provide notice of such offer to Medtronic, Inc. Such notice shall set forth the material terms and provisions of such offer (the "EAP Notice"). Within the 30-day period following Medtronic, Inc.'s receipt of the EAP Notice (the "EAP Notice Period"), Medtronic, Inc. shall notify the Company if it has a good faith desire to enter into a transaction or arrangement with the Company on the same terms and conditions as provided in the EAP Notice. Failure to respond within the EAP Notice Period shall constitute a rejection of the Contracting EAP Offer set forth in the EAP Notice. If Medtronic, Inc. notifies the Company during the EAP Notice Period of its desire to enter into a transaction or arrangement with the Company, the Company shall negotiate exclusively and in good faith with Medtronic, Inc. to finalize the terms of the transaction or arrangement. In the event Medtronic, Inc. and the Company fail to execute a definitive agreement with respect to such transaction within thirty (30) days of Medtronic's notice to the Company, or upon Medtronic, Inc.'s rejection of the Contracting Party EAP Offer, through lapse of time or notice of such rejection, the Company shall have a period of 120 days following the expiration of the EAP Notice Period in which to enter into definitive agreements in accordance with the Contracting Party EAP Offer set forth in the EAP Notice. If the Company fails to enter into a definitive agreement on the same terms set forth in the EAP Notice within such 120-day period, then Medtronic, Inc.'s rights under this Section 2.6 shall be reinstated and the Company may not enter into the transaction described in the EAP Notice without first giving a new EAP Notice and otherwise complying with the terms of this Section 2.6.

     2.7  Vascular Graft Initiatives. The Company agrees that prior to entering
          --------------------------
into a definitive agreement with a Contracting Party with respect to funding initiatives solely for the purposes of funding the further development and commercialization of tissue-engineered vascular grafts, including, but not limited to, participation in the creation of a new entity created primarily for the further development and commercialization of tissue-engineered vascular grafts, it shall enter into good faith discussions with Medtronic regarding Medtronic's participation in such initiative.

     2.8  Prior Agreements. Notwithstanding anything in Section 2.5 to the
          ----------------
contrary, the rights of Medtronic, Inc. hereunder with respect to the spinal area of the Medtronic Areas of Interest are expressly made subject to the existing right of first offer/first negotiation granted by the Company to Smith & Nephew plc pursuant to that certain Agreement dated as of May 6, 1994, as amended to the date hereof, true and correct copies of which Agreement (as so amended) have been delivered to Medtronic.

     2.9  Termination of Certain Rights. The rights of Medtronic described in
          -----------------------------
Sections 2.5, 2.6 and 2.7 shall terminate on the date that is seven years after the date of this Agreement.


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


     2.10 Board Rights.
          ------------

          (a) Right to Designate Board Member. The Company shall use
              -------------------------------
     commercially reasonable efforts to cause one (1) individual designated by Medtronic and reasonably acceptable to the Company to be nominated to the Company's Board of Directors, subject to the terms and conditions set forth in this Section 2.10. If Medtronic intends to designate a nominee, it shall deliver notice of the name of its proposed nominee to the Company prior to the date specified in connection with the previous year's annual meeting of the stockholders for stockholder proposals to be included in the Company's proxy statement (the first such date after the Closing being December 18,
     2001). In the event no designee is given by Medtronic within the time period specified above, then the Medtronic designee for purposes of this
     Section 2.10 shall be the director on the Company's Board of Directors at that time representing Medtronic; provided, however, that if no designee is
                                       -----------------
     given by Medtronic within the time period specified above and there is no representative on the Company's Board of Directors representing Medtronic, then the Company shall have no obligations under this Section 2.10. Any representative of Medtronic that is nominated to the Company's Board of Directors pursuant to this Section 2.10 shall agree to waive all compensation, including non-statutory stock options, which would otherwise be automatically granted to non-employee members of the Company's Board of Directors. In the event that the individual designated by Medtronic and elected to the Company's Board of Directors pursuant to this Section 2.10(a) resigns from the Company's Board of Directors and Medtronic designates another nominee to the Company's Board of Directors that is reasonably acceptable to the Company within fifteen (15) days of such resignation, then the Company shall use commercially reasonable efforts to cause such vacancy to be filled with the individual designated by Medtronic. All rights and obligations provided for in this Section 2.10(a) shall be subject to applicable securities laws, the right of the stockholders to elect the directors of the Company and the fiduciary obligations of the members of the Board of Directors of the Company.

          (b) Observer Rights. In the event that no Medtronic nominee or
              ---------------
     Affiliate is elected to the Company's Board of Directors, one individual designated by Medtronic by notice to the Company and reasonably acceptable to the Company shall have the right to receive all notices of and attend as an observer each meeting of the Board of Directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, or where the observer would have a conflict of interest. Any representative of Medtronic will agree to hold in confidence and trust and not use or disclose any confidential information provided to or learned by him or her in connection with rights under this Section 2.10.

          (c) Termination of Rights. The rights granted pursuant to this Section
              ---------------------
     2.10 shall terminate upon the earlier to occur of any of the following: (i) Medtronic ceases to own at least 2-1/2% of the Common Stock of the Company on a fully-diluted basis, after the date of the Closing, or (ii) any Change of Control.


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


                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth below and except for the specific facts disclosed in the SEC Documents including without limitation any and all exhibits attached, listed and/or referenced therein, and to the extent the relevancy or potential relevancy of such disclosures to the following representations and warranties is reasonably ascertainable, ATS represents and warrants to MAMI and Medtronic, Inc. as of the date hereof that:

     3.1  Organization, Qualifications and Corporate Power.
          ------------------------------------------------

          (a) The Company and each Company Subsidiary is a corporation duly incorporated, validly existing and is in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification and where the failure to be so licensed or qualified would have a Material Adverse Effect. The Company and each Company Subsidiary has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the License Agreement, and to issue, sell and deliver the Shares.

          (b) Except for the Company's Subsidiaries, the Dermagraft Joint Venture, the Neocyte Joint Venture, a Warrant to purchase the common stock of SkinMedica, Inc and a Warrant to purchase the common stock of Biozhem Cosmeceuticals, Inc., the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation, or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise, or (ii) control, directly or indirectly, any other entity.

     3.2  Authorization of Agreements, Etc.
          --------------------------------

          (a) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or the Restated Bylaws of the Company, as amended, or any provision of any material indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any material Lien upon any of the properties or assets of the Company.

          (b) The Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of

     Common Stock and will be free and clear of all Liens imposed by or through the Company. The issuance, sale or delivery of the Shares is not subject to any preemptive right of stockholders of the Company or to any right of first refusal, co-sale, or other right in favor of any person that has not been complied with or duly waived.

          (c) Other than such consents, approvals, waivers or authorizations as have been obtained, no consents, approvals, waivers or authorizations of any third party are legally or contractually required on the part of the Company to enter into the transactions contemplated hereby, except for any notices or filings that may be required by the Nasdaq National Market.

     3.3  Validity. Assuming the valid execution of this Agreement by Medtronic,
          --------
each of this Agreement and the License Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, similar laws affecting creditors' rights generally, basic principles of equity or judicial limitations on the right to specific performance.

     3.4  Authorized Capital Stock. The authorized capital stock of the Company
          ------------------------
consists of (i) 125,000,000 shares of Common Stock, of which 64,227,274 shares are issued and outstanding as of October 2, 2001, and (ii) 1,000,000 shares of Preferred Stock, none of which are issued and outstanding as of the date hereof. As of October 2, 2001, (a) there are issued and outstanding options to purchase an aggregate 3,355,103 shares of Common Stock and warrants to purchase an aggregate 725,000 shares of Common Stock, and no other outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) to purchase or otherwise acquire Common Stock or other equity securities of the Company, (b) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act, and (c) there are no antidilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class of authorized capital stock of the Company are as set forth in the Company's Certificate of Incorporation, a copy of which has been provided to Medtronic, and the Rights Agreement between the Company and Chemical Trust Company of California (the predecessor in interest to ChaseMellon Shareholder Services,
LLC), dated January 6, 1995, as amended from time to time, (the "Rights Agreement") and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as provided for in the Company's Certificate of Incorporation and the Rights Agreement, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of the equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. To the Company's Knowledge as of the date of Closing, there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in substantial compliance with all applicable federal and state securities laws.

     3.5  Reports and Financial Statements. The Company has filed all forms,
          --------------------------------
reports, registration statements, and documents required to be filed by it with the SEC since January 1, 2001 (such forms, reports, registration statements, and documents, together with any amendments thereto filed prior to the date hereof, are referred to as the "Company SEC Filings"). As of their respective dates, the Company SEC Filings (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included or incorporated by reference in the Company SEC Filings, including but not limited to the Company's audited financial statements at and for the year ended December 31, 2000, (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes or schedules thereto), (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly present the consolidated financial position of the Company as of the dates thereof and the income, cash flows, and changes in stockholders' equity for the periods involved. The Company has filed in a timely manner all reports required to be filed by it pursuant to Sections 13, 14, or 15(d) of the Exchange Act during the 12-month period immediately preceding the Closing. Since December 31, 2000, the date of the most recent year-end balance sheet of the Company (the "Balance Sheet"), (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in such Balance Sheet except for changes in the ordinary course of business that have not, individually or in the aggregate, had a Material Adverse Effect and (ii) none of the business, financial condition, operations or property of the Company has suffered any Material Adverse Effect by any occurrence or development, individually or in the aggregate, whether or not insured against. The Company and each Company Subsidiary does not have any liabilities, contingent or otherwise, other than
(i) the liabilities set forth on the Balance Sheet, (ii) liabilities incurred in the ordinary course of business subsequent to the date of the Balance Sheet, and
(iii) liabilities of the type not required under generally accepted accounting principles to be reflected in financial statements of the Company. Such liabilities not set forth on the Balance Sheet are not, in the aggregate, material to the financial condition or operating results of the Company.

     3.6  Litigation; Compliance with Law. The Company has not received actual
          -------------------------------
notice of any, (i) action, suit, claim, proceeding or investigation pending or threatened against or affecting the Company or any Company Subsidiary, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company or any Company Subsidiary pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or threatened against or affecting the Company or any Company Subsidiary (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit) and, to the Company's Knowledge, there is no basis for any of the foregoing. The Company and the Company Subsidiaries are not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company or any Company

Subsidiary pending or threatened in writing against others. The Company and each Company Subsidiary has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services for which the failure to comply would have a Material Adverse Effect. The Company and each Company Subsidiary has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted which, if not obtained, would have, either individually or in the aggregate, a Material Adverse Effect.

     3.7  Title to Properties. The Company or the Company Subsidiaries have good
          -------------------
and marketable title to its properties and assets, and all such properties and assets are free and clear of all Liens, except for Liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company or the Company Subsidiaries.

     3.8  Leasehold Interests. Each lease or agreement to which the Company or
          -------------------
any Company Subsidiary is a party under which it is a lessee of any property, real or personal, is a valid and existing agreement without any material default of the Company or any Company Subsidiary thereunder and, to the Company's Knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing that, with due notice or lapse of time or both, would constitute a default or event of default by the Company or any Company Subsidiary under any such lease or agreement or, to the Company's Knowledge, by any other party thereto which would have a Material Adverse Effect. The possession of such property by the Company or such Company Subsidiary has not been disturbed and, to the Company's Knowledge, no claim has been asserted against the Company or such Company Subsidiary adverse to its rights in such leasehold interests.

     3.9  Taxes. The Company and each Company Subsidiary has timely filed, or
          -----
caused to be timely filed, all federal, state and local tax returns for income taxes, franchise taxes, sales taxes, withholding taxes, property taxes and, to the Company's Knowledge, all other tax returns of every kind whatsoever required by law to be filed, and all such tax returns are complete and accurate and in accordance with all legal requirements applicable thereto. The tax returns of the Company have never been audited by the Internal Revenue Service or other governmental authorities and to the Knowledge of the Company there are no additional tax liabilities for any periods for which such returns have not been filed.

     3.10 Patents, Trademarks, Etc. The Company and each Company Subsidiary owns
          ------------------------
or possesses licenses or other rights to use all letters patent and patent applications, trademarks, trade names, service marks and registrations thereof and applications therefore; copyrights and copyright registrations and applications; discoveries, ideas, technology, know-how, trade secrets, processes, formulas, drawings and designs, computer programs and software; and all amendments, modifications and improvements to any of the foregoing necessary to or used in the conduct of its business as conducted (the "IP Rights") and the Company has not received actual notice of a pending or threatened claim to the effect that the operations of the Company or any Company Subsidiary infringe upon or conflict with the asserted rights of any other person under any of the IP Rights, and to the Company's Knowledge there is no basis for any such claim. The Company has not received actual notice that a claim is pending or threatened to the effect that any such IP Rights owned or licensed by the Company or any Company Subsidiary, or which the Company or any Company Subsidiary otherwise has the right to use, are invalid or unenforceable by the Company or any Company Subsidiary, and to the Company's Knowledge there is no basis for any such claim (whether or not pending or threatened). Neither the Company nor any Company Subsidiary has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company or any Company Subsidiary. The Company and each Company Subsidiary has secured valid written assignments from all consultants and employees who contributed to the creation or development of IP Rights of the rights to such contributions that the Company does not already own by operation of law. The Company has taken all necessary and appropriate steps to protect and preserve the confidentiality of all IP Rights not otherwise protected by patents, patent applications or copyright. The Company has a policy requiring each of its employees and contractors to execute proprietary information and confidentiality agreements substantially in the Company's standard forms and all current and former employees and contractors of the Company and each Company Subsidiary have executed such an agreement. The Company has provided a true and correct copy of such form to Medtronic.

     3.11 Governmental Approvals. Subject to the accuracy of the representations
          ----------------------
and warranties of Medtronic set forth in Article 4, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement and the License Agreement, or for the issuance, sale and delivery of the Shares.

     3.12 Brokers. The Company has no contract, arrangement or understanding
          -------
with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     3.13 Investment Company Status. The Company is not and upon consummation of
          -------------------------
the sale of the Shares will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     3.14 Regulatory Filings. All documentation, correspondence, reports, data,
          ------------------
analysis and certifications relating to or regarding any medical devices of the Company and/or any Company Subsidiary, filed or delivered by or on behalf of the Company and/or any Company Subsidiary to any governmental authority, agency or body were true and accurate when so filed or delivered.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF MEDTRONIC

     MAMI makes the following representations and warranties to the Company:

     4.1  Purchase of Shares. MAMI is an "accredited investor" within the
          ------------------
meaning of Rule 501 under the Securities Act, as presently in effect, and was not organized for the specific purpose of acquiring the Shares. Without limiting the Company's representations and warranties contained in Article 3, MAMI has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of MAMI's investment in the Company and MAMI is able financially to bear the risks thereof. Without limiting the Company's representations and warranties contained in Article 3, MAMI has had an opportunity to discuss the terms and conditions of the offering of the Shares and the Company's business, properties, management and financial affairs with the Company's management. This Agreement is made with MAMI in reliance on MAMI's representation to the Company, which by MAMI's execution of this Agreement MAMI hereby confirms, that the Shares are being acquired for MAMI's own account, not as a nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof, and that MAMI has no present intention of selling, granting any participation in or otherwise distributing the Shares. By executing this Agreement, MAMI further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. MAMI understands that (i) the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated thereunder, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. In this regard, MAMI represents that it is familiar with Securities Act Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     4.2  Corporate Authority. The execution, delivery and performance by MAMI
          -------------------
and Medtronic, Inc. of this Agreement and the transactions contemplated hereby have been duly and validly authorized and approved by all requisite corporate action on the part of MAMI and Medtronic, Inc., and the execution and the delivery of this Agreement and consummation of the transactions contemplated hereby and compliance with and fulfillment of the terms and provisions hereof and thereof will not (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Articles of Incorporation or Bylaws of MAMI or Medtronic, Inc., or (ii) require any affirmative approval, consent, authorization or other order or action of any court, governmental authority, regulatory body, creditor or any other person. MAMI and Medtronic, Inc. have all requisite power and authority to do and perform all acts and things required to be done by MAMI and Medtronic, Inc. under this Agreement and the agreements contemplated hereby. This Agreement has been duly executed and delivered by MAMI and Medtronic, Inc. and constitutes the legal, valid and binding obligation of MAMI and Medtronic, Inc. enforceable in accordance with its terms except as may be limited by laws affecting creditors' rights generally or by judicial limitations on the right to specific performance.

     4.3  Resales of Shares.
          -----------------

          (a) MAMI hereby covenants and agrees not to make any disposition of all or any portion of the Shares unless and until it has satisfied the rules, regulations and other requirements of the Securities Act including, without limitation, in the event of any resale under a registration statement, the prospectus delivery requirements under the Securities Act.

          (b) MAMI shall notify the Company in advance of any proposed disposition of any unregistered Shares and shall furnish the Company with a statement of the circumstances surrounding the proposed disposition, and if requested by the Company, MAMI shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Shares under the Act.

     4.4  Legends. It is understood that the certificates evidencing the Shares
          -------
may bear the following legend and any other legends required by applicable laws:

               "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                                   ARTICLE 5
                                   COVENANTS

     5.1  Reasonable Efforts. The Company will use reasonable efforts to satisfy
          ------------------
in a timely fashion each of the conditions to be satisfied under Article 6 of this Agreement.

     5.2  State Laws. The Company will take such action as it reasonably
          ----------
determines to be necessary to qualify the Shares for sale to MAMI under this Agreement under applicable securities laws of the states of the United States (or to obtain an exemption from such qualification); provided, however, that notwithstanding anything herein to the contrary, the Company shall not be required to qualify to do business or consent to service of process and shall not be subjected to general taxation in any other jurisdiction in which it is not now so qualified or has not so consented and shall not be required to make any change in its Amended and Restated Certificate of Incorporation or Restated Bylaws, which the Company determines to be contrary to its best interests.

     5.3  Employee Agreements. The Company and each Company Subsidiary shall
          -------------------
obtain from their respective employees or consultants an agreement providing reasonable and customary protections to the Company or the respective Company Subsidiary, as the applicable case may be, regarding the confidentiality of the Company or the respective Company Subsidiary's information and the ownership by the Company or the respective Company Subsidiary of inventions of such employees or consultants.

     5.4  Use of Medtronic Name. The Company shall not, except with the written
          ---------------------
consent of Medtronic, use Medtronic's name or that of any Affiliate of Medtronic except as the Company determines, upon the advice of counsel, may be required by law, or governmental regulations, including without limitation, the rules and regulations promulgated by the SEC.

     5.5  Compliance with Law. As long as Medtronic owns any Common Stock, the
          -------------------
Company will and will cause the Company Subsidiaries to conduct their respective business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, the failure to comply with which would have a Material Adverse Effect.

     5.6  Registration of Shares. Within 90 days after the date of the Closing,
          ----------------------
the Company shall, at its expense, subject to receipt of necessary information from MAMI:

          (a) prepare and file with the SEC a Registration Statement on Form S-3 with respect to the sale of the Shares by MAMI on the Nasdaq National Market (or the facilities of any national securities exchange on which the Common Stock is then traded) or in privately negotiated transactions (the "Form S-3 Registration Statement") and use reasonable efforts to cause such Form S-3 Registration Statement to become and remain effective until the distribution described in the Form S-3 Registration Statement has been completed, but in no event shall the Company be obligated to maintain the effectiveness of such Registration Statement for more than 180 days after the effective date; and

          (b) as expeditiously as possible prepare and file with the SEC any amendments and supplements to the Form S-3 Registration Statement and the prospectus included in the Form S-3 Registration Statement as may be necessary to keep the Registration Statement effective for the period described in paragraph (a) above; and

          (c) as expeditiously as possible furnish to MAMI such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as MAMI may reasonably request in order to facilitate the public sale or other disposition of the Shares.

The Company will notify MAMI in writing promptly upon the Form S-3 Registration Statement being declared effective by the SEC.

     5.7  Reporting Requirements. With a view to making available the benefits
          ----------------------
of rules and regulations of the SEC that from time to time permit the sale of the Shares to the public without registration, the Company shall, at its expense, use reasonable efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof; and

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     5.8  Disposition of the Shares. MAMI hereby covenants that it will not make
          -------------------------
any sales of the Shares not in accordance with the Form S-3 Registration Statement and without satisfying the prospectus delivery requirement under the Securities Act. MAMI acknowledges that there may occasionally be times when the Company must suspend (for a period not to exceed 90 days) the use of the prospectus forming part of the Form S-3 Registration Statement until such time as an amendment to such Form S-3 Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act or applicable securities laws. MAMI hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives MAMI written notice of the suspension of the use of such prospectus and ending at the time the Company gives MAMI written notice that MAMI may thereafter effect sales pursuant to said prospectus. MAMI further covenants to notify the Company promptly of the sale of any or all of its Shares and to comply with all filing, reporting and other obligations under applicable securities laws. MAMI further covenants to provide the Company with an updated, accurate and complete plan of distribution at all times for the Company is required to keep the Form S-3 Registration Statement in effect.

     5.9  Compliance With Regulation FD. Medtronic hereby covenants and agrees
          -----------------------------
that it will maintain in confidence all material, nonpublic information disclosed to Medtronic by the Company.

                                   ARTICLE 6
                   CONDITIONS TO THE OBLIGATIONS OF MEDTRONIC

     The obligations of MAMI to invest in the Company and accept the Shares on the date of the Closing are subject to the satisfaction, on the date of the Closing, of the conditions set forth in Sections 6.1 through 6.7 below, inclusive.

     6.1  Representations and Warranties to be True and Correct. The
          -----------------------------------------------------
representations and warranties contained in Article 3 shall be true, complete and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of such date, and the President and Chief Financial Officer of the Company shall have certified to such effect to MAMI in writing.

     6.2  Performance. The Company shall have performed and complied with all
          -----------
agreements contained in this Agreement and the License Agreement that are required to be performed or complied with by the Company prior to or at the date of the Closing, and the President and Chief Financial Officer of the Company shall have certified to MAMI in writing to such effect and to the further effect that all of the conditions set forth in Sections 6.1 through 6.8, inclusive, have been satisfied.

     6.3  All Proceedings to be Satisfactory. All corporate and other
          ----------------------------------
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to MAMI and its counsel, and MAMI and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     6.4  Supporting Documents. MAMI and its counsel shall have received copies
          --------------------
of the following documents:

          (a) a certificate of the Secretary of the Company dated the date of the Closing and certifying: (i) the Company's then current Certificate of Incorporation and Bylaws; and (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the agreements and instruments referred to herein and the consummation of the transactions contemplated hereby; and

          (b) the License Agreement shall have been duly executed by the Company.

     6.5  Litigation Affecting Closing. No suit, action or other proceeding
          ----------------------------

shall be pending or threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement and the License Agreement, or the consummation of the transactions contemplated hereby or thereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or threatened.

     6.6  Legislation. No statute, rule, regulation, order, or interpretation
          -----------
shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court that would make the transactions contemplated by this Agreement and the License Agreement illegal.

     6.7  Opinion of Company's Counsel. MAMI shall have received from Brobeck,
          ----------------------------
Phleger & Harrison LLP, counsel for the Company, an opinion dated as of the date of the Closing in the form attached hereto as Exhibit A.

                                   ARTICLE 7
                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

     The obligations of the Company to enter into this Agreement on the date of the Closing are subject to the satisfaction, on the date of the Closing, of the conditions set forth in Section 7.1 through 7.5 below, inclusive.

     7.1  Representations and Warranties to be True and Correct. The
          -----------------------------------------------------
representations and warranties contained in Article 4 shall be true, complete and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

     7.2  Payment of Purchase Price. MAMI shall have delivered the Purchase
          -------------------------
Price specified in Section 2.1.

     7.3  Qualifications. All authorizations, approvals or permits, if any, any
          --------------
governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     7.4  Litigation Affecting Closing. No suit, action or other proceeding
          ----------------------------
shall be pending or threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement and the License Agreement, or the consummation of the transactions contemplated hereby or thereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or threatened.

     7.5  Legislation. No statute, rule, regulation, order, or interpretation
          -----------
shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court that would make the transactions contemplated by this Agreement and the License Agreement illegal.

                                   ARTICLE 8
                                INDEMNIFICATION

     8.1  Indemnification of Medtronic.
          ----------------------------

          (a) The Company shall indemnify, defend and hold harmless Medtronic and its parent, Affiliates, subsidiaries, officers, directors, employees, agents and shareholders (collectively the "Medtronic Indemnified Parties") from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment, penalty, fine or judgment) ("Indemnifiable Losses"), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any agreement, certificate or document executed and delivered by the Company pursuant hereto or in connection with any of the transactions contemplated by this Agreement.

          (b) The Company will indemnify and hold harmless the Medtronic Indemnified Parties against any Indemnifiable Losses to which the Medtronic Indemnified Parties may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise insofar as such Indemnifiable Losses arise out of or are based upon any untrue or allegedly untrue statement or omission of any material fact required to be stated or necessary to make any statement not misleading, to the extent that such untrue statement or omission is included in the Form S-3 Registration Statement, or related prospectus, or any amendment or supplement to the Form S-3 Registration Statement or such prospectus (the "Filings"), except for such information furnished by Medtronic expressly for use in the Filings; and the Company will further reimburse the Medtronic Indemnified Parties for any legal and other expense reasonably incurred in connection with the seeking of indemnity pursuant to the terms herein.

     8.2  Indemnification of the Company.
          ------------------------------

          (a) Medtronic shall indemnify, defend and hold harmless the Company and its Affiliates, Excluded Affiliates subsidiaries, officers, directors, employees, agents and shareholders (collectively the "Company Indemnified Parties") from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Medtronic Indemnified Parties contained in this Agreement or any agreement, certificate or document executed and delivered by the Medtronic Indemnified Parties pursuant hereto or in connection with the transactions contemplated by this Agreement.

          (b) Medtronic will indemnify and hold harmless the Company Indemnified Parties against any Indemnifiable Losses to which the Company Indemnified Parties may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise insofar as such Indemnifiable Losses arise out of or are based upon any untrue or allegedly untrue statement or omission of any material fact required to be stated or necessary to make any statement not misleading, but only to the extent that such untrue statement or omission is included in the Form S-3 Registration Statement, or related prospectus, or any amendment or supplement to the Form S-3 Registration Statement or such prospectus (the "Filings"), in reliance upon and in conformity with written information furnished to the Company Indemnified Parties by or on behalf of Medtronic expressly for use in the Filings or such untrue statement or alleged untrue statement or omission or alleged omission was delivered to a subsequent purchaser in a prospectus that was correct when delivered to the Medtronic Indemnified Parties before the pertinent sale or sales by the Medtronic Indemnified Parties; and Medtronic will further reimburse the Company Indemnified Parties for any legal and other expense reasonably incurred in connection with the seeking of indemnity pursuant to the terms herein.

     8.3  Third-Party Claims. If a claim by a third party is made against an
          ------------------
indemnified party and if the indemnified party intends to seek indemnity with respect thereto under this Article 8, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not adversely affect the indemnifying party's ability to defend such claim against a third party. The indemnified party shall not settle such claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the indemnifying party acknowledges in writing its indemnity obligations for Indemnifiable Losses resulting therefrom, the indemnifying party may participate at its own cost and expense in the settlement or defense of any claim for which indemnification is sought; provided that such settlement or defense shall be controlled by the indemnified party.

     8.4  Cooperation as to Indemnified Liability. Each party hereto shall
          ---------------------------------------
cooperate fully with the other parties with respect to access to books, records, or other documentation within such party's control, if deemed reasonably necessary or appropriate by any party in the defense of any claim that may give rise to indemnification hereunder.

                                   ARTICLE 9
                               OTHER PROVISIONS

     9.1  Nondisclosure. Each party agrees not to disclose or use (except to
          -------------
such employees, officers, agents, subsidiaries or consultants are reasonably required to know) any Confidential Information of the other party obtained during the term of this Agreement until the expiration of five years after the termination or expiration of this Agreement; provided, however, that any Know-How obtained during the term of this Agreement or the License Agreement shall be kept confidential until such Know-How ceases to be Confidential Information. Each party further agrees to use reasonable efforts to prevent any such prohibited disclosure by its present and future employees, officers, agents, subsidiaries, or consultants during the term of this Agreement and for a period of five years thereafter. Notwithstanding the foregoing, either party may disclose such Confidential Information as such information must be publicly disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control, and despite the reasonable efforts of the Receiving Party, provided, however, that the disclosing party shall take all reasonable steps to seek confidential treatment of such Confidential Information to the fullest extent available.

     9.2  Further Assurances. At such time and from time to time on and after
          ------------------
the date of the Closing, upon request by the other party, Medtronic and the Company will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably required to carry out the purposes of this Agreement and for conveying, transferring, assigning, delivering, assuring and confirming to Medtronic, or to its respective successors and assigns, all of the Shares.

     9.3  Complete Agreement. The Exhibits to this Agreement shall be construed
          ------------------
as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and Exhibits hereto, the License Agreement and the agreements contemplated herein and therein constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements whether written or oral relating hereto.

     9.4  Survival of Representations, Warranties and Agreements. The
          ------------------------------------------------------
representations, warranties, covenants and agreements contained in Articles 3 and 4 of this Agreement shall survive the Closing for a period of 18 months. All other representations, warranties, covenants and agreements shall survive indefinitely unless stated otherwise herein. No independent investigation of the Company by Medtronic, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by the Company in this Agreement.

     9.5  Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the parties hereto and the permitted successors and assigns of the parties hereto. The rights of the Company may not be assigned, without the written consent of Medtronic (which written consent shall not be unreasonably withheld), and the rights of Medtronic may be assigned only to a subsidiary of Medtronic or, subject to the prior written consent of the Company, such business organization that shall succeed to all or substantially all of the assets and business of Medtronic or such subsidiary.

     9.6  Waiver, Discharge, Amendment, Etc. The failure of any party hereto to
          ---------------------------------
enforce at any time any of the provisions of this Agreement, including the election of such party to proceed with the Closing despite a failure of any condition to such party's closing obligations to occur, shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. This Agreement may be amended by the Company and Medtronic, by mutual action approved by their respective Boards of Directors or their respective officers authorized by such Board of Directors, at any time. Any amendment to this Agreement shall be in writing and signed by the Company and Medtronic.

     9.7  Notices. All notices or other communications to a party required or
          -------
permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to an executive officer of such party or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Medtronic to:         Medtronic, Inc.
                            710 Medtronic Parkway NE
                            Minneapolis, MN 55432-5604

                            with separate copies thereof addressed to

                            Attention:    General Counsel
                                          Mail Stop LC400
                                          Telecopier No.: (763)572-5459
                            and

                            Attention:    Vice President and Chief Development
                                            Officer
                                          Mail Stop LC390
                                          Telecopier No.: (763)505-2542


if to the Company to:       Advanced Tissue Sciences, Inc.
                            10933 North Torrey Pines Road
                            La Jolla, CA 92037-1005
                            Attention: Chief Executive Officer
                                       Vice President and General Counsel
                            Telecopier No.: (858)713-7910

                            with a copy to:

                            Brobeck, Phleger & Harrison LLP
                            12390 El Camino Real

                            San Diego, CA 92130
                            Attention: Maria Sendra
                            Telecopier No.: (858) 720-2555



Any party may change the above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

     9.8  Public Announcement. In the event any party proposes to issue any
          -------------------
press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other party hereto, and the parties shall thereafter use their best efforts to cause a mutually agreeable release or announcement to be issued. Neither party will publicly or privately disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other party's written consent, except as may be required by applicable law, rule, regulation, order or stock exchange regulation, and except for communications to employees subject to similar obligations set forth in this Section 9.8; provided that, prior to disclosure of any provision of this Agreement that either party considers particularly sensitive or confidential to any governmental agency or stock exchange, the parties shall cooperate to seek confidential treatment or other applicable limitations on the public availability of such information.

     9.9  Expenses. The Company and Medtronic shall each pay their own expenses
          --------
incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

     9.10 Governing Law. The formation, legality, validity, enforceability and
          -------------
interpretation of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws; provided, however, that nothing in Delaware procedural law shall be deemed to alter or affect the applicability of the Federal Arbitration Act as governing arbitration of disputes as provided in Section 9.14 and, provided further, that no Delaware laws or rules of arbitration shall be applicable.

     9.11 Titles and Headings; Construction. The titles and headings to the
          ---------------------------------
Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

     9.12 Benefit. Nothing in this Agreement, expressed or implied, is intended
          -------
to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.13 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

     9.14 Arbitration. Any dispute arising out of or relating to this Agreement,
          -----------
including the formation, interpretation or alleged breach hereof, shall be settled in accordance with Exhibit B attached hereto. The results of such arbitration proceedings shall be binding upon the parties hereto, and judgment may entered upon the arbitration award in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may seek interim injunctive relief from any court of competent jurisdiction.

     ACCORDINGLY, each of the parties has caused this Investment Agreement to be executed in the manner appropriate for each, and to be dated as of the date first above-written.


                                       ADVANCED TISSUE SCIENCES, INC.


                                       By: /s/ Gail K. Naughton
                                          ------------------------------------
                                          Gail K. Naughton, Ph.D.
                                          President


                                       MEDTRONIC ASSET MANAGEMENT, INC.


                                        By: /s/  Michael D. Ellwein
                                           -----------------------------------
                                           Its Vice President

                                        MEDTRONIC, INC.


                                        By: /s/  Michael D. Ellwein
                                           -----------------------------------
                                           Its Vice President and Chief
                                             Development Officer




                    [SIGNATURE PAGE TO INVESTMENT AGREEMENT]

                                    EXHIBIT A

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP


                                                 Brobeck, Phleger & Harrison LLP
                                                            12390 El Camino Real
                                               San Diego, California  92130-2081
                                                           DIRECT   858.720.2500
                                                              FAX   858.720.2555
                                                                 www.brobeck.com

                                 October 3, 2001

To Medtronic Asset Management, Inc.
710 Medtronic Parkway NE
Minneapolis, MN 55432-5604

Ladies and Gentlemen:

     We have acted as counsel for Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of shares of its Common Stock pursuant to the Investment Agreement dated October 3, 2001 (the "Investment Agreement") between the Company and you. This opinion letter is being rendered to you pursuant to Section 6.7 of the Investment Agreement in connection with the Closing of the sale of the Common Stock. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Investment Agreement.

     In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Investment Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

     In rendering this opinion letter we have also assumed: (A) that the Investment Agreement has been duly and validly executed and delivered by you or on your behalf, that you have the power to enter into and perform all your obligations thereunder and have taken any and all necessary corporate action to authorize the Investment Agreement, and that the Investment Agreement constitutes valid, legal, binding and enforceable obligation upon you; (B) that the representations and warranties made in the Investment Agreement by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; and (D) that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes.

                                                                 October 3, 2001
                                                                          Page 2


     As used in this opinion letter, the expression "we are not aware" or the phrase "to our knowledge," or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than such officers. No inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

     This opinion letter relates solely to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained. Furthermore, we invite your attention to the fact that the Investment Agreement states that it is governed by the laws of the State of Delaware. We have made no investigation of Delaware law (other than with respect to the General Corporation Law of the State of Delaware) nor consulted with counsel admitted to practice law in the State of Delaware. We have not examined the question of what law would govern the interpretation or enforcement of the Investment Agreement, and our opinion with regard to the validity, binding nature and enforceability of the Investment Agreement is based upon the assumption that the internal laws of the State of California would govern the provisions thereof.

     Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Investment Agreement, we are of the opinion that as of the date hereof:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted.

     2. The Company has the requisite corporate power and authority to execute, deliver and perform the Investment Agreement. The Investment Agreement has been duly and validly authorized by the Company, duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

                                                                 October 3, 2001
                                                                          Page 3


     3. The Shares have been duly authorized and, upon purchase at the Closing pursuant to the terms of the Investment Agreement, will be validly issued, nonassessable and fully paid.

     4. Other than in connection with any securities laws (with respect to which we direct you to paragraph 5 below), all consents, approvals, permits, orders or authorizations of, and all qualifications by and registrations with, any federal or Delaware corporate or California state governmental authority on the part of the Company required in connection with the execution and delivery of the Investment Agreement have been obtained, and are effective.

     5. On the assumption that your representations in the Investment Agreement are correct, the offer and sale of the Shares to you pursuant to the terms of the Investment Agreement are exempt from the registration requirement of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirement of the California Corporate Securities Law of 1968, as amended.

     Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

     (A) The legality, validity, binding nature and enforceability of the Company's obligations under the Investment Agreement may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (3) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company's obligations at the time of the attempted enforcement of such obligations, and (b) the effect of California court decisions and statutes which indicate that provisions of the Investment Agreement which permit any of you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

     (B) We express no opinion as to the Company's or this transaction's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations or Section 721 (as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988: the so-called "Exon-Florio" provision) of the Defense Production Act of 1950 and the regulations thereunder.

     (C) We express no opinion concerning the past, present or future fair market value of any securities.

                                                                 October 3, 2001
                                                                          Page 4


     (D) We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law. In this regard, we advise you that in the opinion of the Securities and Exchange Commission, provisions regarding indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, are against public policy and are therefore unenforceable.

     (E) We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Investment Agreement other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Investment Agreement.

     (F) We express no opinion as to the effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

     (G) We express no opinion as to the effect of Sections 1203 and 1102(3) of the California Uniform Commercial Code or any other California law, federal law or equitable principle, providing for an obligation of good faith in the performance or enforcement of contracts and prohibiting disclaimer of such obligation.

     (H) Our opinions in paragraph 4 are limited to laws and regulations normally applicable to transactions of the type contemplated in the Investment Agreement and do not extend to licenses, permits and approvals necessary for the conduct of the Company's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, safety, hazardous material, environmental or similar law, or any local or regional law. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Investment Agreement because of the nature of the business of any party thereto other than the Company. Also, we express no opinion with respect to any patent, copyright, trademark or other intellectual property matter, or as to the statutes, regulations, treaties or common laws of any nation, state or jurisdiction with regard thereto.

     (I) We express no opinion as to your compliance with any federal or state law relating to your legal or regulatory status or the nature of your business.

     (J) We express no opinion as to the effect of subsequent issuances of securities of the Company, to the extent that further issuances which may be integrated with the

                                                                 October 3, 2001
                                                                          Page 5


Closing may include purchasers that do not meet the definition of "accredited investors" under Rule 501 of Regulation D and equivalent definitions under state securities or "blue sky" laws.

     (K) Our opinions with regard to the Investment Agreement do not extend to other agreements or instruments (or forms of agreements or instruments) which may be attached thereto as exhibits, including, without limitation, the License Agreement.

     (L)  We express no opinion as to:

          (1) The effect on the liquidation provisions of the Certificate of Incorporation of applicable state law, federal law or equitable principles restricting in certain circumstances distributions by a corporation to its shareholders, relating to dissenters' rights or relating to involuntary dissolution;

          (2) The enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law;

          (3) Sections 2.5, 2.6, 2.7 and 2.8 of the Investment Agreement;

          (4) The enforceability under certain circumstances of provisions to the effect that rights or remedies may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

          (5) The enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies;

          (6) Any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Investment Agreement;

          (7) Section 9.10 of the Investment Agreement to the extent that it purports to exclude conflict of law principles under Delaware law;

          (8) The value, validity or adequacy of the consideration paid by you for the Common Stock;

          (9) The effect of any Delaware law, federal law or equitable principles which limit the amount of attorneys' fees that can be recovered under certain circumstances;

                                                                 October 3, 2001
                                                                          Page 6


     This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Investment Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                           Very truly yours,

                                           BROBECK, PHLEGER & HARRISON LLP

                                    EXHIBIT B

                         ALTERNATIVE DISPUTE RESOLUTION


     1)   Negotiations. If any dispute arises between Advanced Tissue Sciences,
          ------------
Inc. and Medtronic Asset Management, Inc. with respect to the Investment Agreement and the License Agreement, or any other agreement or instrument to be entered into or filed in connection with the Investment Agreement (the "Agreements"), or any alleged breach thereof, any party may, by written notice to the other party, have such dispute referred to their respective designees listed below or their successors for attempted resolution by good faith negotiations within 30 days after such notice is received. Such designees are as follows:

         For Advanced Tissue Sciences, Inc. - the President of Advanced Tissue Sciences, Inc. or his/her designee

         For Medtronic Asset Management, Inc. - the President of Medtronic, Inc.'s business unit to which the Agreements relate, or his/her designee

Any settlement reached by the parties under this Section 1 shall not be binding until reduced to writing and signed by the above-specified designees. When reduced to writing, such settlement agreement shall supersede all other agreements, written or oral, to the extent such agreements specifically pertain to the matters so settled. If the designees are unable to resolve such dispute within such 30-day period, any party may invoke the provisions of Section 2 below.

     2)   Arbitration. All claims, disputes, controversies, and other matters in
          -----------
question arising out of or relating to the Agreements, including claims for Indemnifiable Losses and disputes regarding the making of the Agreements, including claims of fraud in the inducement, or to the alleged breach hereof, shall be settled by negotiation between the parties as described in Section 1 above or, if negotiation is unsuccessful, by binding arbitration in accordance with procedures set forth in Section 3 and 4 below.

     3)   Notice. Notice of demand for binding arbitration shall be given in
          ------
writing to the other party and shall be delivered personally or by telecopy (receipt confirmed) to an executive officer of such party or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed to the parties at the addresses set forth in
Section 9.7 of the Investment Agreement. Any party may change the above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service). In no event may a notice of demand of any kind be filed more than two years after the date the claim, dispute, controversy, or other matter in question was asserted by one party against another, and if such demand is not timely filed, the claim, dispute, controversy, or other matter in question referenced in the demand shall be deemed released, waived, barred, and unenforceable for all time, and barred as if by statute of limitations.

     4)   Binding Arbitration. Upon filing of a notice of demand for binding
          -------------------
arbitration by any party hereto, arbitration shall be commenced and conducted as follows:

          (a)  Arbitrators. All claims, disputes, controversies, and other
               -----------
     matters (collectively "matters") in question shall be referred to and decided and settled by a standing panel of three independent arbitrators, one selected by each of Medtronic's and the Company's representative and the third by the two arbitrators so selected. The third shall be a former judge of one of the U.S. District Courts or one of the U.S. Court of Appeals or such other classes of persons as the parties may agree. Selection of arbitrators shall be made within 30 days after the date of the first notice of demand given pursuant to Section 3 and within 30 days after any resignation, disability or other removal of such arbitrator. Following appointment, each arbitrator shall remain a member of the standing panel, subject to recusal for just cause or resignation or disability; provided, however, an arbitrator can be removed by the party who appointed the arbitrator, or in the case of the third arbitrator, by either party for any reason at any time when no matter is in arbitration.

          (b)  Cost of Arbitration. The cost of each arbitration proceeding,
               -------------------
     including without limitation the arbitrators' compensation and expenses, hearing room charges, court reporter transcript charges, etc., shall be borne by the party whom the arbitrators determine has not prevailed in such proceeding, or borne equally by the parties if the arbitrators determine that neither party has prevailed. The arbitrators shall also award the party that prevails substantially in its pre-hearing position its reasonable attorneys' fees and costs incurred in connection with the arbitration. The arbitrators are specifically instructed to award attorneys' fees for instances of abuse of the discovery process.

          (c)  Location of Proceedings. All arbitration proceedings shall be
               -----------------------
     held in Minneapolis, Minnesota unless the parties agree otherwise.

          (d)  Pre-hearing Discovery. The parties shall have the right to
               ---------------------
     conduct and enforce pre-hearing discovery in accordance with the then current Federal Rules of Civil Procedure, subject to these limitations:
     Document discovery and other discovery shall be under the control of and enforceable by the arbitrators. The arbitrators shall permit and facilitate such other discovery as they shall determine is appropriate under the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost effective. Discovery disputes shall be decided by the arbitrators. The arbitrators are empowered:

               (i) to issue subpoenas to compel pre-hearing document or deposition discovery;

               (ii) to enforce the discovery rights and obligations of the parties; and

               (iii) to otherwise control the scheduling and conduct of the proceedings.

     Notwithstanding any contrary foregoing provisions, the arbitrators shall have the power and authority to, and to the fullest extent practicable shall, abbreviate arbitration discovery in a manner that is fair to all parties in order to expedite the arbitration proceeding and render a final decision within six months after the pre-hearing conference.

     (e)  Pre-hearing Conference. Within 45 days after filing of notice of
          ----------------------
demand for binding arbitration, the arbitrators shall hold a pre-hearing conference to establish schedules for completion of discovery, for exchange of exhibit and witness lists, for arbitration briefs, for the hearing, and to decide procedural matters and all other questions that may be presented.

     (f)  Hearing Procedures. The hearing shall be conducted to preserve its
          ------------------
privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined as follows:

               (i) Documents shall be self-authenticating, subject to valid objection by the opposing party;

               (ii) Expert reports, witness biographies, depositions, and affidavits may be utilized, subject to the opponent's right of a live cross-examination of the witness in person;

               (iii) Charts, graphs, and summaries shall be utilized to present voluminous data, provided (i) that the underlying data was made available to the opposing party 30 days prior to the hearing, and (ii) that the preparer of each chart, graph, or summary is available for explanation and live cross-examination in person;

               (iv) The hearing should be held on consecutive business days without interruption to the maximum extent practicable; and

               (v) The arbitrators shall establish all other procedural rules for the conduct of the arbitration in accordance with the rules of arbitration of the Center for Public Resources.

               (g) Governing Law. This arbitration provision shall be governed by, and all rights and obligations specifically enforceable under and pursuant to, the Federal Arbitration Act (9 U.S.C.ss.1 et seq.) and the laws of the State of Delaware shall be applied, without reference to the choice of law principles thereof, in resolving matters submitted to such arbitration.

               (h) Consolidation. No arbitration shall include, by consolidation, joinder, or in any other manner, any additional person not a party to this Agreement (other than affiliates of any such party, which affiliates may be included in the arbitration), except by written consent of the parties hereto containing a specific reference to this Agreement.

               (i) Award. The arbitrators shall be required to render their final decision within six months after the pre-hearing conference. The arbitrators are empowered to render an award of general compensatory damages and equitable relief (including, without limitation, injunctive relief), but are not empowered to award punitive or presumptive damages. The award rendered by the arbitrators (1) shall be final; (2) shall not constitute a basis for collateral estoppel as to any issue; and (3) shall not be subject to vacation or modification, except in the event of fraud or gross misconduct on the part of the arbitrators.

               (j) Confidentiality. The parties hereto will maintain the substance of any proceedings hereunder in confidence and make disclosures to others only to the extent necessary to properly conduct the proceedings or as otherwise required by law.